Exhibit 10.11

LEASE AGREEMENT

THIS LEASE AGREEMENT is entered in this 27 day of January, 1999, by and between Mariemont Holdings, L.L.C., herein call “Landlord,” and Utah Community Bank, which also does business under the name Utah Community Bank, herein called “Tenant”.

In consideration of the rent, covenants and agreements hereinafter set forth, the Landlord demises and leases to the Tenant, and the Tenant rents from Landlord, the hereinafter described premises upon the following terms and conditions:

1.           Fundamental Lease Terms. The Fundamental Lease Terms set forth below shall have the following definitions and meanings when they appear in the body of this Lease Agreement as if fully set forth therein:

Shopping Center:	The Sandy Mall located in Sandy City, Salt Lake County, State of Utah at the intersection of 9400 South and 700 East Street.

Premises:	Space Number- Pad A- in the Sandy Mall as more fully described and shown on Exhibit “A” containing approximately Four Thousand Four Hundred Eighty Four (4,484) square feet.

Permitted use of Premises:	The Premises shall be used only for:
Community Banking Services

Lease Term:	Five (-5-) consecutive Lease Years (plus the partial calendar month, if any, prior to the first Lease year).

Commencement Date:	See Section 3.1 below.

Minimum Monthly Rent:	See Exhibit “D”------------------------ Dollars ($_----_) per month, which amount is subject to being increased from time to time as provided in Article 4 of this Lease.

Percentage Rent:	N/A percent (-- %) of Gross Sales as defined in Article 5 of this Lease in excess of Minimum Monthly Rent.

Competition:	(2) mile radius from the outside boundary of the Shopping Center.

Address for Notices:

To: Landlord:	To Tenant:
Mariemont Holdings, L.L.C.	K. Vincent Bluth
c/o Milcom, Inc.	Utah Community Bank
329 West Pierpont Avenue, #200	820 E. 9400 S.
Salt Lake City, Utah 84101-1712	Sandy, Utah 84094

2.	PREMISES

In consideration of the rents, covenants and agreements contained herein, Landlord leases to Tenant, and Tenant leases from Landlord certain commercial space comprising a building or portion of a building. The leased commercial space is referred to herein as the “Premises”. The location, approximate dimensions, and approximate area of the Premises are delineated red on Exhibit “A” attached hereto and incorporated herein.

3.	TERM

3.1          Commencement Date and Lease Term. The Lease Term and Tenant’s obligation to pay rent hereunder shall commence upon the earlier of: (a) thirty (30) days after the Tenant obtains approvals to operate a banking business on the Premises from the Utah Division of Financial Institutions and the Federal Deposit Insurance Corporation, or (b) the date Tenant opens for business. If such approvals are not obtained on or before May 1, 1999, then Landlord shall have the right to terminate this Lease upon written notice to Tenant at any time thereafter. If such approvals are not obtained on or before August 1, 1999, or if such approvals are declined, then this lease shall terminate automatically without further action by Landlord or Tenant. Unless sooner terminated pursuant to other provisions herein, the Lease Term shall continue for the Lease Term stated in Section 1 and shall end at midnight on the last day of the last Lease Year of the Lease Term.

3.2          Lease Year. The term “Lease Year” as used herein shall mean a period of twelve (12) full consecutive calendar months, beginning on the first day of the calendar month coinciding with or immediately following the Commencement Date.

3.3

Tenant’s Certificate. From time to time during the term upon written request by Landlord, Tenant shall execute and, within fifteen (15) days following such request, deliver to Landlord a written certificate: (1) ratifying this Lease; (2) expressing the Commencement Date and Termination Date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, or amended (except by such writings as shall be described); (4) stating that all conditions under this Lease to be performed by Landlord have been so performed or have been waived by Tenant (or stating which conditions remain unsatisfied); (5) stating that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating such defenses and offsets as are then claimed by Tenant; (6) stating the amount of any advance rentals then paid by Tenant; (7) stating the date to which rentals have been paid; (8) setting forth the amount of any security deposited with Landlord; and (9) setting forth such other information as Landlord may reasonably request. Landlord, Landlord’s mortgage lenders and any purchasers of all or a portion of the Shopping Center shall be entitled to rely upon such certificate.

4.	MINIMUM MONTHLY RENT

4.1

Monthly Rent. Subject to the abatement provisions Tenant agrees to pay to Landlord at such place as Landlord may designate, without prior demand therefore and without any deduction or setoff whatsoever, as fixed minimum guaranteed rent on a monthly basis (“Minimum Monthly Rent”), the sum set forth as a Fundamental Lease Term, in lawful money of the United States of America, in advance on the first day of each calendar month during the term of the Lease. Proportionate amounts of the other expenses to be paid by Tenant under Article 6 shall be paid at the same time as, and with, the Minimum Monthly Rent. Rent and other charges are due on the first of the month, and considered late on the second of the month. Upon the signing of this Lease Agreement, Tenant agrees to pay Landlord the first and last month’s Minimum Monthly Rent. In the event that the Commencement Date occurs on a day other than the first day of a month, then the Monthly Rent for the initial fractional month shall be prorated on a per diem basis.

4.2

Adjustment to Minimum Monthly Rent. The fixed Minimum Monthly Rental set forth above shall be subject to being increased in accordance with changes in the Consumer Price Index (referred to herein as the “Price Index” and defined in Section 31.12). The Price Index for the most recent month available immediately preceding the Commencement Date shall be designated as the “Base Price Index”. The Minimum Monthly Rent shall be increased in accordance with the following provisions: As of the first day of each full Lease Year, the Minimum Monthly Rental set forth above shall be adjusted by multiplying such monthly rental by a fraction, the numerator of which is the Price Index for the most recent month available at the beginning of each such Lease Year and the denominator of which is the Base Price Index. Tenant shall then pay the resulting adjusted Minimum Monthly Rental for the entire Lease Year, but in no event shall such adjustment reduce the Minimum Monthly Rental. Landlord shall give Tenant written notice of the adjusted rent; provided, however, that failure to give timely notice shall in no way result in a waiver of, or otherwise preclude Landlord from collecting the full amounts of, all rental adjustments, whether retroactively or otherwise, after such notice is given.

5.	PERCENTAGE RENT

6.	ADDITIONAL RENT

6.1

General. It is the intent of both parties that the Minimum Monthly Rent and Percentage Rent herein specified shall be absolutely net to Landlord throughout each Lease Year of the term of this Lease, that all costs, expenses, and obligations of every kind relating to the Premises which may arise or become due during the term hereof shall be paid by Tenant and that Landlord shall be indemnified by Tenant against such costs, expenses, and obligations. In furtherance thereof, Tenant shall pay additional rent, without demand therefor and without setoff or deduction, its Proportionate Share of expenses and charges as set forth below, plus, 10% of such expenses and charges to cover administrative and overhead costs. All taxes, charges, costs, and expenses which Tenant is required to pay hereunder, together with interest and penalties that may accrue thereon in the event of Tenant’s failure to pay such amounts, and all damages, costs, and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant’s part to comply with the terms of this Lease, shall be deemed to be additional rent and, in the event of nonpayment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of the Minimum Monthly Rent. The “Proportionate Share” of Tenant shall be obtained by multiplying the expense in question by a fraction, the numerator of which shall be the square-foot area of the Premises and the denominator of which shall be the square-foot area of all space leased in the Shopping Center.

Tenant’s Proportionate Share of the expenses and charges set forth below shall be computed on the basis of periods of twelve (12) consecutive calendar months as designated by Landlord and estimated payments toward the same shall be made by Tenant in equal installments in advance on the first day of each calendar month in an amount to be established by Landlord with Tenant’s payment of Minimum Monthly Rent. Within sixty (60) days after the end of each twelve (12) month period Landlord shall furnish to Tenant a statement showing the Shopping Center’s actual expenses and charges for the preceding period and any adjustments to be made as a result thereof. In the case of deficiency, Tenant shall within ten (10) days remit the amount of such deficiency to Landlord. In the case of a surplus, Landlord shall apply Tenant’s share of such surplus to payments next falling due from Tenant under this Article.

6.2

Taxes.

(a) Tenant shall pay its Proportionate Share of all taxes, assessments, levies, and charges, whether special, extraordinary, or otherwise, whether foreseen or unforeseen, which may be levied, assessed, or imposed upon, on account of or with respect to: (i) the ownership of, and/or all other taxable interests in, all land situated in the Shopping Center; (ii) all buildings, structures, and other improvements situated thereon; (iii) rents or rental income, whether such tax be levied on the Landlord or the Tenant.

(b) The amount of real estate taxes upon which such payment is based shall be the amount reflected in the most current notice(s) of assessment or tax bill(s) concerning the entire Shopping Center or, if there are none, such amount as Landlord may reasonably estimate. Tenant at all times shall be responsible for and shall pay, before delinquency, all municipal, county, state, or federal taxes assessed against any leasehold interest or any personal property of any kind owned, installed or used by Tenant. Should the taxing authorities include in such real estate taxes the value of any improvements made by Tenant, or include machinery, equipment, fixtures, inventory, or other personal property of Tenant, then Tenant shall also pay the entire real estate taxes for such items. A tax bill submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as items taxed.

6.3

Common Area Expenses. Tenant shall pay to Landlord its Proportionate Share of the Shopping Center’s operating cost. The “Shopping Center’s Operating Cost” means the total cost and expense incurred in operating and maintaining the Common Area, hereinafter defined, excluding only items of expense commonly known and designated as carrying charges, but specifically including, without limitation, utility expenses, personal property taxes and assessments on the Common Area improvements and equipment; premiums on fire and extended insurance coverage, vandalism and plate glass insurance for the Common Areas and all other insurance procured by Landlord pursuant to Article 17; maintenance, repair and replacement of Common Area pavement and mechanical equipment, if any; maintenance and cleaning of the Common Area; gardening and landscaping, repairs, security, line painting, lighting, sanitary control, removal of snow, trash, rubbish, garbage, and other refuse. “Common Areas” means all area, space, equipment, and special services provided for the common or joint use and benefit of the lessees or occupants of the Shopping Center, or portions thereof, their employees, agents, servants, customers, and other invitees, including without limitation, parking areas, driveways, landscaped areas, truck service ways, loading docks, ramps and sidewalks, and washrooms.

7.	ALTERATIONS AND IMPROVEMENTS

7.1

Alterations and Improvements. Without first obtaining Landlord’s consent, Tenant, its employees, agents, licensees, or contractors shall not (a) make or install any alterations, improvements, additions, or fixtures that affect the exterior of the Premises or any structural, mechanical, or electrical component of the Premises, or (b) mark, paint, drill, or in any way deface any floors, walls, ceilings, partitions, or any wood, stone, or iron work. All alterations and other work consented to by Landlord shall be completed at Tenant’s sole cost and expense in a good and workmanlike manner. Any such alterations and other work shall be completed strictly in accordance with all laws and ordinances related thereto and in accordance with plans and specifications approved by Landlord.

7.2

Title to Alterations and Fixtures. All alterations, improvements, additions, or fixtures, other than trade fixtures not permanently affixed to realty, that may be made or are installed upon the Premises by either of the parties and that in any manner are attached to the floors, walls, or ceilings, shall be the property of Landlord, and, at the expiration or earlier termination of this Lease, shall remain upon and be surrendered with the Premises as a part of the Premises, without disturbance or injury. Any floor covering that may be cemented or otherwise affixed to the floor of the Premises shall be and become the property of Landlord.

7.3

Mechanics’ Liens. Tenant shall pay, when due, all sums of money that may become due or purportedly due for any labor, services, materials, supplies, or equipment alleged to have been furnished or to be furnished to or for Tenant in, at, upon, or about the Premises and which may be secured by any mechanics’, materialmen’s or other lien against the Premises or Landlord’s interest in the Premises and Tenant shall cause each such lien to be fully discharged and released at the time performance of the obligations secured matures or becomes due.

No liens of any character whatsoever created or suffered by Tenant shall in any way or to any extent attach to or affect the rights of Landlord in the Premises or the improvements thereon or the building of which the Premises are a part. No provision of this lease authorizes Tenant to act as an agent of the Landlord for the purpose of installing or contracting for any improvements to the Premises.

7.4           Indemnity. Tenant agrees to indemnify, hold Landlord harmless from, and defend Landlord against any liability, loss, damage, cost, attorneys’ fees and all related expenses arising out of mechanic’s liens or related claims of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant, or persons claiming under Tenant, or to the Premises in the course of any work undertaken by Tenant pursuant to this Lease.

7.5           Signs, Store Front, Roof. Tenant shall not, without Landlord’s prior written consent, (i) make any changes to the store front as shown in the working drawings, or (ii) in stall any exterior lighting, awnings or canopy, or any exterior decorations or paintings, or (iii) install any drapes, blinds, shades or other coverings on exterior windows and doors, or (iv) erect or install any sign, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, excepting only dignified displays of customary type for its display windows. Tenant’s exterior sign plans whether on the Premises or elsewhere in the Shopping Center must be approved by Landlord in writing and shall be in accordance with sign specifications as provided by Landlord. All signs, awnings, canopies, decorations, lettering, advertising matter, as well as all other items or things referred to herein, or which may be approved by Landlord, shall be kept in good repair and in proper operating condition at all times at Tenant’s expense, shall be removed at the termination of the Lease and any damage caused by such removal shall be repaired at Tenant’s expense. Use of the roof is reserved to the Landlord, and Landlord may install upon the roof equipment, signs, antenna, displays and other objects, and may construct additional stores above the Premises provided such use does not unreasonably interfere with Tenant’s occupancy. Landlord may, at Tenant’s cost, remove any item erected in violation of this Section.

7.6           Changes to Shopping Center. Landlord hereby reserves the right at any time to make changes, alterations or additions, including the building and leasing of additional commercial space, in or on the building in which the Premises are contained, anywhere in the Shopping Center. Tenant shall not, in such event, claim or be allowed any damages or right to terminate this Lease for injury or inconvenience occasioned thereby.

7.7           Default by Tenant in Performing Work. Failure of the Tenant to perform or cause to have performed the work to be accomplished by Tenant in a good and workmanlike manner shall constitute a default under the provisions of this Lease by Tenant, and Landlord shall have all the rights and remedies available under the terms of this Lease or at law or in equity with respect to such default.

7.8           Acceptance of Premises. Except as expressly provided otherwise herein, Tenant accepts the Premises in their current condition, dimensions, and configuration. In the event this Lease Agreement provides for or anticipates the completion of any improvements or remodeling by Landlord, Tenant shall be deemed to have approved and accepted the improvements and/or remodelling either by oral or written approval of the plans and any written modifications thereof, or by occupancy of the Premises. Tenant acknowledges and consents to alterations of the plans required in order to comply with building, fire, or similar codes, or as required by sound engineering or construction practices. Tenant’s occupancy of the Premises shall constitute Tenant’s acceptance of the Premises as suitable for Tenant’s purposes and, upon occupancy, Tenant shall be deemed to have waived any claim that the Premises are other than as described and required by this Lease Agreement. In no event may Tenant assert any defense to payment of, or offset against, any sums owed under this Lease Agreement by reason of any defect or deficiency, or alleged defect or deficiency, in the configuration or approximate area of the Premises, or any other claim relating to the finishing or suitability of the Premises, if Tenant has theretofore moved into or occupied the Premises.

8.	USE

Tenant shall use the Premises solely for the purpose of conducting its business, which is expressly limited to the Permitted Use of Premises set forth as a Fundamental Lease Term. Tenant’s business shall be operated under the trade name set forth above. Tenant shall not use or permit the Premises to be used for any other purpose or purposes or under any other names without the prior written consent of Landlord, which consent may be withheld, if Landlord determines, in the exercise of its discretion, that the proposed use or name will or may have an adverse effect on the mix of Shopping Center tenants or on the Business of any Tenant or the Shopping Center in general.

9.	CONTINUOUS OPERATION

During the term of this Lease Tenant covenants to continuously conduct in the Premises the business specified in Article 8 with due diligence and efficiency so as to provide a maximum volume of Gross Sales, unless prevented from doing so by causes beyond Tenant’s reasonable control, such as strikes, lockouts, fire or other damage, civil commotion, or similar causes. Subject to inability by reason of strikes or labor disputes, Tenant shall keep and maintain at all time within and upon the Premises such a stock of merchandise as shall be reasonably designed to produce the maximum volume or gross sales and shall keep on the Premises at all times sufficient personnel to service the usual and ordinary requirements of its customers. Tenant shall conduct its business on the Premises with due diligence and without interruption during the regular and customary days and hours for such type of business in the city or trade area in which the Shopping Center is located. Tenant shall install and maintain at all times displays of merchandise in the display windows (if any) on the Premises, and shall keep the display windows and signs (if any) on the Premises well lighted during the hours from sundown to 10:00 o’clock p.m. Tenant shall also comply with the rules and regulations established and modified from time to time by Landlord for the operation of the Premises, Common Area and Shopping Center. The current form of rules and regulations are attached hereto as Exhibit “B”, which form may be modified by Landlord in its discretion without notice to Tenant. As liquidated damages for the failure of Tenant to comply with the terms of this Section, and in addition to all other remedies Landlord may have hereunder, Landlord shall have the right at its option to collect not only the Minimum Monthly Rent, but additional rent equal to the greater of (i) one-thirtieth (1/30th) of the Minimum Monthly Rent, and (ii) 1/360th of the Percentage Rent due for the prior calendar year, for each and every day that Tenant shall fail to conduct its business as herein provided. Said additional rent shall be in addition to any Percentage Rent as calculated and assessed , as liquidated damages for Tenant’s failure to conduct its business as agreed.

10.	LAWS, WASTE, NUISANCE

Tenant covenants that it: (i) will not use or suffer or permit any person or persons to use the Premises or any part thereof, or adjacent sidewalks, for conducting thereon a second hand store or any auction, distress, fire, bankruptcy, or going-out-of-business sale; (ii) will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any governmental body or authorities having jurisdiction over the Premises; (iii) will maintain the Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, and will in all respects and at all times fully comply with all health and police regulations; and (iv) shall not suffer, permit, or commit any waste or nuisance.

11.	COMPETITION

Neither Tenant nor any affiliate or principal of Tenant shall directly or indirectly open, own, manage, or have any interest whatsoever in any similar or competing business within a radius set forth as a Fundamental Lease Term from the outside boundary of the Shopping Center. In the event of a breach of this covenant and in addition to any remedy otherwise available, Landlord may require that all sales made from any such other business be included in the computation of the Percentage Rent as though such sales had actually been made from the premises.

12.	MAINTENANCE

12.1

Maintenance by Tenant. Tenant, at its sole cost and expense, shall at all times keep the Premises, including exterior entrances, all glass and show window moldings and sidewalks (whether included in the description of the Premises or adjoining the Premises) and all partitions, doors, fixtures, equipment, and appurtenances thereof, including lighting, heating fixtures, plumbing, electrical systems, sewage facilities, electric motors, and any air-conditioning system, in good order, condition and repair, including the replacement thereof when necessary, modifying the obligation of Tenant under this section, Landlord may from time to time monitor and engage in routine maintenance of equipment and fixtures (other than trade fixtures) utilized by Tenant and any other tenants and may charge the Proportionate Share of the costs of all such monitoring and routine maintenance to Tenant as a Common Area Expense.

Tenant shall be directly responsible for maintenance of the heating and air conditioning units, air distribution systems, make-up air systems, exhaust systems, etc., on a quarterly basis, and shall provide Landlord with proof of same. If proof is not provided, Landlord shall contract for the maintenance of same, and the cost of Tenant heating and air conditioning maintenance and repair service will be billed directly to Tenant.

12.2

Maintenance by Landlord. Landlord shall maintain the structural components of the Shopping Center; provided that, if Landlord is required to make structural repairs by reason of Tenant’s negligent act or omission, Tenant shall pay Landlord’s costs for making such repairs plus twenty percent (20%) for overhead immediately upon presentation of bill therefor. Failure of Tenant to pay such amount within ten (10) days after written notice has been sent from the Landlord to Tenant shall constitute a default by Tenant hereunder.

12.3

 Landlord’s Right to Cure. If Tenant refuses or neglects to maintain and repair property as required hereunder to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability on its part to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay Landlord’s cost for making such repairs plus twenty percent (20%) for overhead, immediately upon presentation of a bill therefor. Failure of Tenant to pay such amount immediately shall constitute a default by Tenant hereunder.

13.	UTILITIES

Landlord shall not be liable in the event of any interruption in the supply of any utility services to the Premises or Shopping Center. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant’s expense in accordance with plans and specifications to be approved in writing by Landlord. Tenant shall be solely responsible for, and shall promptly pay, all charges for use or consumption of heat, sewer, water, gas, electricity, or any other utility services. Should Landlord elect to supply any utility services, Tenant agrees to purchase and pay for the same as additional rent at the applicable rates charged by the utility company furnishing the same.

14.	COMMON AREAS

All common areas in the Shopping Center which Tenant may be permitted to use if any such license be revoked or if the amount of such areas be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction. All common areas and other facilities in or about the Shopping Center shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to construct, maintain, and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location, and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, agents, and employees; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the parking area or facilities to discourage non-customer parking. Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control use and operation of the common areas in order that the same may occur in a proper and orderly fashion.

15.	ASSIGNMENT AND SUBLETTING

15.1

Assignment and Subletting Prohibited. Tenant shall not transfer, assign, or encumber this Lease or permit the use of the Premises by licensees or concessionaires, or sublet the Premises, without the prior written consent of Landlord, and any such transfer, assignment or other described action without such consent shall be void and, at the option of Landlord, shall terminate this Lease. Such prohibition against assigning or subletting shall include any assignment, subletting, or transfer by operation of law. Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute a prohibited assignment for the purposes of this Section. In the event that Tenant is a corporation, an unincorporated association, or a partnership, the transfer or assignment (whether in a single or multiple transactions or whether directly or indirectly) of any stock or ownership interest in such corporation, association, or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed a prohibited assignment within the meaning of this Section.

15.2

Landlord’s Right in Event of Assignment Without Consent. If an Assignment occurs without Landlord’s consent having been first obtained, Landlord may, in addition to its other remedies under this Lease, collect rent and other charges from any such assignee or other occupant, and apply the amount collected to the rent and other charges reserved under this Lease, and such collection shall not constitute consent or waiver of the necessity of consent to the Assignment, nor shall such collection constitute the recognition of such assignee as the tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant under this Lease.

16.         INDEMNITY

16.1

Tenant Obligated to Indemnify. Tenant shall indemnify Landlord and save and hold it harmless from and against any and all suits, actions damages, claims, liability, and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees, or concessionaires, including acts or omissions relating to the sidewalks and Common Areas within the Shopping Center.

16.2

Limitation of Liability. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant’s merchandise, equipment, fixtures, or other personal property or to Tenant’s business, including any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Tenant shall store its property in and shall use and enjoy the Premises and all other portions of the Shopping Center at its own risk, and hereby releases Landlord, to full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage.

16.3

Notice of Fires, Accidents. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the building of which the Premises are a part or of defects therein or in any fixture or equipment.

16.4

Indemnification of Litigation Costs. In case Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorneys’ fees. Tenant expressly acknowledges that all of the foregoing provisions of this Article shall apply and become effective from and after the date Landlord shall deliver possession of the Premises to Tenant in accordance with the terms of this Lease, or upon entry upon the Premises by Tenant, whichever shall first occur.

17.         INSURANCE

17.1

Fire, Vandalism and All-Risk Insurance on Real Estate. Landlord, at the expense of Tenant as provided above, shall keep the buildings and improvements to the Shopping Center, insured in an amount equivalent to not less than eighty percent (80%) of the full insurable value thereof against: (i) loss or damage by fire; (ii) all risks customarily covered under extended coverage endorsements; and (iii) vandalism and malicious mischief. Landlord (and, at Landlord’s option, the lender interested under any mortgage or similar instrument then affecting the Premises) shall be solely responsible for determining the amount of fire and extended coverage insurance and the specific endorsements to be maintained. Landlord may also maintain boiler insurance on all heating boilers within the Shopping Center in such amounts as it determines. Landlord shall be named as an insured on each such policy. The proceeds of such insurance in case of loss or damage shall be paid to Landlord to be applied on account of the obligation of Landlord to repair and/or rebuild the Premises as provided herein. Any proceeds not required for such purpose shall be the sole property of Landlord. In any event, Tenant shall have no interest in or claim to any such proceeds.

17.2

Insurance on Tenant’s Fixtures. At all times during the term hereof, Tenant shall keep in force, at its sole cost and expense, fire insurance and extended coverage issued by insurance companies acceptable to Landlord, equal to the replacement cost of Tenant’s improvements, trade fixtures, furnishings, equipment, and contents upon the Premises, and naming Landlord as an Additional Insured.

17.3

Liability Insurance. Landlord, at the expense of Tenant as provided above, shall procure general liability insurance insuring Landlord against death, bodily or personal injury, or property damage occurring on or within the Shopping Center in at least a combined single amount of One Million Dollars ($1,000,000), or such other amount as Landlord may reasonably determine is necessary, and a copy of the policy or a Certificate of Insurance shall be delivered to Landlord within sixty (60) days of Lease Commencement.

  Tenant agrees during the entire term hereof, to keep in full force and effect a policy of public liability and property damage insurance with respect to the Premises, the business operated by Tenant, and any subtenants, concessionaires, or licensees of Tenant in the Premises, with limits of public liability coverage of not less than $500,000 per person and $1,000,000 per occurrence and with limits of property damage liability coverage of not less than $300,000 per accident or occurrence. The policy shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insureds. The insurance shall be issued by an insurance company approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord.

17.4

Subrogation. Tenant waives its right of subrogation against Landlord for any reason whatsoever, and any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurer against Landlord.

17.5

Lenders. Any mortgage lender interested in any part of the Shopping Center may, at Landlord’s option, be afforded coverage under any policy required to be secured by Landlord or Tenant hereunder, by use of a mortgagee’s endorsement to the policy concerned.

17.6

Increase in Insurance Premiums. Tenant shall not stock, use, or sell any article or do anything in or about the Premises which may be prohibited by Landlord’s insurance policies or any endorsements or forms attached thereto, or which will increase any insurance rates and premiums on the Premises, the building of which they are a part, or any other buildings in the Shopping Center. Tenant shall pay on demand any increase in premiums for Landlord’s insurance that may be charged on such insurance carried by Landlord resulting from Tenant’s use and occupancy of the Premises or the Shopping Center, whether or not Landlord has consented to the same.

18.        DESTRUCTION

If the Premises shall be partially damaged by any casualty insured against under Landlord’s insurance policy, Landlord shall, upon receipt of the insurance proceeds, repair the Premises. Until any such repair is complete the Minimum Rent shall be abated proportionately as to that portion of the Premises rendered untenantable. Notwithstanding the foregoing, if: (i) the Premises by reason of such occurrence are rendered wholly untenantable, or (ii) the Premises should be damaged as a result of a risk which is not covered by Landlord’s insurance, or (iii) that Premises should be damaged in whole or in part during the last three (3) years of the term or of any renewal hereof, or (iv) the Premises or the building of which it is a part, whether the Premises are damaged or not, or all of the buildings which then comprise the Shopping Center, should be damaged to the extent of twenty-five percent (25%) or more of the then replacement cost of the improvements, or (v) any or all of the buildings or common areas of the Shopping Center are damaged, whether or not the Premises are damaged, to such an extent that the Shopping Center cannot, in the sole judgment of Landlord, be operated as an integral unit, or (vi) by reason of the right of any lender to retain or control the use of any insurance proceeds and the retention of proceeds or the exercise of control makes the repair of the Premises impracticable in the sole judgment of Landlord, then and in any of such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within one hundred eighty (180) days after such event and thereupon this Lease shall terminate, and Tenant shall vacate and surrender the Premises to Landlord. Tenant’s liability for rent upon the termination of this Lease shall cease as of the day following Landlord’s giving notice of cancellation and Tenant shall have no further right or interest in the Premises. In the event Landlord elects to repair any damage, any abatement of Minimum Rent shall end five (5) days after notice by Landlord to Tenant that the Premises have been repaired. Nothing in this Article shall be construed to abate or affect Percentage Rent, provided that if Minimum Monthly Rent is abated pursuant to this Article, then “Minimum Monthly Rent” used to calculate the amount of Percentage Rent shall be the Minimum Monthly Rent as abated. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of Minimum Monthly Rent. Landlord’s obligation to repair under this Article if undertaken, shall extend only to the construction of the basic building and store front and not to the repair or replacement of Tenant improvements. If such repair is undertaken by Landlord, Tenant shall be obligated to repair and re-fixture the interior of the Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the benefit of Landlord to assure fulfillment of Tenant’s repair and replacement obligations.

19.        CONDEMNATION

19.1

Definition. As used in this Article the term “condemnation proceeding” means any action or proceeding in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation of by purchase or otherwise in lieu thereof.

19.2

Total Condemnation. If the whole of the Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the date of title vesting in such proceeding.

19.3

Partial Condemnation. If more than 25% of the Premises shall be taken by condemnation, either Landlord or Tenant shall have the right to terminate this Lease and, upon exercise of the right by either party giving notice to the other within thirty (30) days after title is vested in the condemning authority, then this Lease shall cease and terminate. In the event of a taking of 25% or less of the Premises or the partial taking of more than 25% of the Premises without either party exercising its right to terminate this Lease, then this Lease shall continue in effect except that the Minimum Rent shall be reduced in the same proportion that the gross square footage of the Premises (including basement, if any) taken bears to the original gross square footage of the Premises, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which Premises are located so as to make the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building, nor shall Landlord in any event be required to expend for such work an amount in excess of the “Amount Received by Landlord” as damages for the part of the Premises so taken. “Amount Received by Landlord” shall mean that part of the award in condemnation which is paid to Landlord free and clear of any rights of mortgage lenders to collect or retain the proceeds.

19.4

Landlord’s Rights to Terminate. In addition to the rights to terminate the Lease provided below, Landlord shall have the following rights to terminate the Lease in the event of condemnation. If more than twenty-five percent (25%) of the gross square footage of leasable space in the building in which the Premises are located or the Common Area of the Shopping Center shall be taken by condemnation, Landlord may terminate this Lease, by giving written notice to Tenant within thirty (30) days after the vesting of title in the condemning authority. Notwithstanding anything to the contrary in this Article, Landlord shall also have a right to terminate this Lease by giving written notice as provided above in the event of a taking of 25% or less of the Premises if the Amount Received by Landlord will not be adequate to pay the necessary repairs and alterations. If this Lease is terminated as provided in this section, rent shall be paid up to the day that written notice is given by Landlord and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

19.5

Award. Tenant shall not be entitled to, and hereby expressly waives all claim to, any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee estate, and all such awards shall belong to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce Landlord’s award, to claim from the condemning authority, but not from the Landlord, such compensation as may be recoverable by Tenant in its own right for damages relating only to Tenant’s business and fixtures. Tenant shall be required to make its own claim, if any, to the condemning authority, and will bear all costs and expenses in connection with any such claims.

20.        EVENTS OF DEFAULT; REMEDIES

20.1

DEFAULT BY TENANT. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth below.

(a) Tenants fails to pay Minimum Rent, Percentage Rent or any item of additional rent or any other sum due under this Lease within ten (10) days after the same shall be due.

(b) Tenants fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within thirty (30) days after written notice of such default shall have been given to Tenant by Landlord.

(c) Tenant or its agent shall falsify any report required to be furnished to Landlord hereunder.

(d) Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under writ of execution.

(e) Tenant violates either Articles 8 or Article 15.

20.2

Remedies. Upon the occurrence of one or more events of default, in addition to any and all rights and remedies available to the Landlord under applicable law, Landlord shall have the option to take any or all of the following actions, without further notice or demand of any kind to Tenant or any other person:

(a) Immediately reenter and remove all persons or properly from the Premises, storing said property in a public place, warehouse, or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of or liable in trespass. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant. No such action by Landlord shall be considered or construed to be a forcible entry.

(b) Collect by suit or otherwise any unpaid rents or other sum as it becomes due hereunder, or enforce, by suit or otherwise, any other term or provision hereof on the part of Tenant required to be kept or performed.

(c) Claim and exercise a Landlord’s lien over any or all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations, and other personal property. All such property may, at Landlord’s option, remain on the Premises, and Landlord shall have the right to take the exclusive possession of the property and to use the property, rent or charge free, or to sell the property and apply the net proceeds of such a sale against the amounts due Landlord from Tenant. At its option, at any time during the length of the default, Landlord may require Tenant to forthwith remove that property or may remove the same at the expense of Tenant.

(d) Terminate this Lease by written notice to Tenant. In the event of such termination, Tenant agrees to immediately surrender possession of the Premises. Should Landlord terminate this Lease, Tenant shall have no further interest in this Lease or in the Tenant’s breach, including (i) cost of recovering the Premises, (ii) reasonable attorneys’ fees, (iii) the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then-resonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable at Landlord’s election from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder subsequent to default, the rent for each year of the unexpired term shall be equal to the average Minimum Monthly Rent, Percentage Rent and additional rents paid by Tenant from the commencement Date to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

(e) Should Landlord reenter, as provided above, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, and whether or not it terminates this Lease, it may be necessary to relet the Premises, and relet the same or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals and/or deposits received by the Landlord from such reletting shall be applied, at Landlord’s election, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of any alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during such month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry and reletting of the Premises by landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant pursuant to subsection (d), or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

The remedies given to Landlord in this Article shall be in addition to and supplemental to all other rights or remedies which Landlord may have under law or equity.

21.       ACCESS TO PREMISES

Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Premises as may be necessary for the servicing of the Premises and other portions of the Shopping Center. Landlord shall also have the right to enter the Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no way abate while said work is in progress by reason of loss or interruption of Tenant’s business or otherwise, and Tenant shall have no claim for damages. During the six (6) months prior to the expiration of this Lease or of any renewal term, Landlord may place upon the Premises “To Let” or “For Sale” signs which Tenant shall permit to remain thereon.

22.       FINANCING

22.1

Subordination. Tenant agrees that this Lease shall be subordinate to any mortgages or trust deeds that may hereafter be placed upon the Premises, to any and all advances made or to be made under them, to the interest and all obligations secured by them, and to all renewals, replacements and extensions of them. Provided, however, the mortgagee or beneficiary named in any such mortgages or trust deeds shall recognize the lease of the Tenant in the event of foreclosure if the Tenant is not in default under the terms of this Lease. If any mortgagee or beneficiary elects to have this Lease superior in its mortgage or deed of trust and gives notice of its election to Tenant, then this Lease shall be superior to the lien of any mortgage or trust deed whether this Lease is dated or recorded before or after the mortgage or trust deed.

22.2

Amendment. Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending the terms of this Lease so as to meet the reasonable needs or requirements of any lender which is considering furnishing or which has furnished any of the financing referred to in the above Subsection.

23.       ATTORNMENT

In the event of the sale or assignment of Landlord’s interest in the building of which the Premises are a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or other security instrument made by Landlord covering the Premises, Tenant shall attorn to the Assignee or purchaser and recognize such purchaser as Landlord under this Lease.

24.	RIGHT TO CURE

In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it (including, without limitation, assertion of any right or claim of setoff or recoupment), give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Section 22.1 hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, be registered mail, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Article (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured with that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

25.	SURRENDER OF PREMISES

At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as they were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its Personal Property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord, and shall repair any damage caused by such property or the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

26.	HOLDING OVER

Any holding over after the expiration of the term hereof or of any renewal term shall be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms herein specified so far as possible.

27.	ATTORNEYS’ FEES

In the event that at any time during the term of this Lease either Landlord or the Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party of the reasonable expenses of such action including reasonable attorneys’ fees, incurred therein by the successful party. In the event of default hereunder by Tenant, Tenant agrees to pay any and all costs of Landlord, including reasonable attorney’s fees, in enforcing this Lease or Landlord’s rights and remedies hereunder, whether or not a lawsuit is commenced.

28.	PAST DUE SUMS; APPLICATION OF PAYMENTS

If Tenant fails to pay, when the same is due and payable, any rent, additional rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a Variable Rate which shall be the greater of (i) twenty-one percent (21%) per annum or (ii) four percent (4%) over the “prime rate” as published in the Wall Street Journal from time to time (or, if not so published, the “prime rate” of First Security Bank of Utah, N.A.), as that prime lending rate is established and changed from time to time, which changes in the prime lending rate shall be reflected in the Variable Rate on and for the day of each change. In addition, Landlord may charge as a service fee for processing overdue amounts a sum equal to the greater of $50.00 or four percent (4%) of the overdue sum. Notwithstanding the foregoing, however, Landlord’s right to collect such interest and service fee shall be limited to the maximum amount which may properly be charged by Landlord for such purposes under any applicable law.

Payments received from the Tenant shall be applied in the order and to the items determined by Landlord, in its sole discretion, notwithstanding any designation by the Tenant or other payor.

29.	QUIET ENJOYMENT

Tenant, upon paying the rents and observing and performing all of the terms, covenants, and conditions on its part to be performed hereunder, shall peaceably and quietly enjoy the Premises for the Lease Term. In the event Tenant claims or asserts that its quiet enjoyment of the Premises is disturbed by the actions or inactions of another tenant, Tenant shall give written notice thereof to Landlord of each such claim within forty-eight (48) hours of the event, specifying the particular actions or inactions of which Tenant complains. In the absence of such written notice, Tenant may not assert a breach of this covenant. Upon receipt of such notice, the Landlord shall investigate the matter complained of by Tenant, and shall report to Tenant its findings and, if deemed appropriate by Landlord, its corrective actions. Landlord shall make reasonable efforts to enforce compliance by other tenants with the rules and regulations of the Shopping Center and the respective leases of other tenants, insofar as the interests of Tenant are affected; provided, however, no breach of this Article may be asserted by Tenant based upon the actions or inactions of another tenant of the Shopping Center unless Landlord reasonably determines that such other tenant’s actions or inactions constitute a default that entitles Landlord to terminate such other tenant’s lease.

30.	MERCHANT’S ASSOCIATION

Tenant shall join and at all times during the Lease Term maintain membership in the Merchants’ Association (the “Association”), which consists of Landlord and substantially all merchandising tenants of the Shopping Center. The purpose of the Association shall be the general furtherance of the business interests of the Shopping Center as a whole, including advertising, promotion and special events to benefit the Shopping Center and the business of all tenants located therein. The Association shall make its own rules and regulations with respect to such matters. As part of its financial obligations under this Lease, Tenant agrees to contribute to the Association the sum of $80.00 per month, which sum shall be paid by separate check to the Sandy Mall Merchants’ Association at the address of the on-site mall office (9455 So. 700 East, Sandy, UT 84070).

Tenant’s monthly Association charge shall be increased at the end of each calendar year as determined by the Board of Directors of the Association by at least $5.00 per month, but not more than $20.00 per month, to be capped at a total monthly increase of $70.00 every 5-year period.

In lieu and instead of the Merchants’ Association, the Landlord shall have the right and option to convert the Association into a marketing fund. In case of such conversion, (a) Landlord agrees to establish a Tenant Advisory Board to obtain Lessee participation and consultation on expenditure of funds, and (b) Tenant agrees to pay to the marketing fund a monthly amount equal to Tenant’s Merchants’ Association charge as described or amended above.

31.	MISCELLANEOUS PROVISIONS

31.1

No partnership. Neither the provisions herein set forth for the computation of the Percentage Rent, nor any one or more agreements herein contained, is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, nor to make Landlord in any way responsible for the debts or losses of the Tenant.

31.2

Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented form so doing by cause or causes beyond Landlord’s control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God. Tenant and Landlord agree that, in the event Landlord and/or Tenant are precluded by court order from permitting Tenant to use the premises as a bank, (unless such order is dissolved within sixty days of the date of entry), then this Lease shall automatically terminate and neither party shall have any further liability to the other hereunder, except as set forth in the following sentence. In the event the Lease so terminates, then Landlord agrees to reimburse Tenant for a portion of Tenant’s leasehold improvements to the Premises, calculated as follows: Tenant’s lese hold expenses, not to exceed a maximum of $25,000, shall be amortized monthly on a straight line basis over sixty months, and Landlord shall pay to Tenant one-half of the unamortized amount of such leasehold expenses as of the date of termination.

31.3

No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

31.4

Notices. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid, and shall be addressed to Landlord and to Tenant at the respective addresses as set forth as Fundamental Lease Terms. Either party may designate such other address as shall be given by written notice.

31.5

Recording. Tenant shall not record this Lease but may record a memorandum thereof without the written consent of Landlord. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Shopping Center is located.

31.6

Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

31.7

Broker’s Commissions. Tenant represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with this Lease and agrees to liabilities arising from such claim, including any attorneys’ fees connected therewith.

31.8

Tenant and Landlord Defined: Use of Pronouns. The word “Tenant” shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein, any successor of those persons or parties who becomes a tenant in compliance with the provisions of Article 15 of this Lease or by order of any court of competent jurisdiction, and any trustee in bankruptcy of any such Tenant. If there is more than one Tenant, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. “Landlord” shall refer to the party executing this Lease and any and all successors in interest to the ownership of the Shopping Center or the rights of Landlord under this Lease. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

31.9

 Binding Effect. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Shopping Center, the Premises, or this Lease, Landlord shall be entirely relieved of all of its obligations as of the time of such sale or assignment.

31.10

 Entire Agreement Etc. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, set forth the entire agreement between the parties. All Exhibits, Riders, or Addenda mentioned in this Lease are incorporated herein by reference. Any drawings or plans attached hereto are acknowledged by the Tenant to be approximate representations only. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in a Rider or Addendum is inconsistent with a provision in the body of this Lease, the provision contained in the Rider or Addendum shall control. It is agreed that this Lease contains no restrictive covenants or exclusive use permits in favor of Tenant. The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any Article, Section or paragraph.

31.11

 Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and building comprising the Shopping Center, and subject to prior rights of any mortgagee or beneficiary of any trust deed of the Shopping Center or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution, or other procedures for the satisfaction of Tenant’s remedies.

31.12

 Definition of Price Index. For purposes hereof, “Consumer Price Index” or “Price Index” shall mean the average for “All Items” shown on the “U.S. City Average For Urban Wage Earners And Clerical Workers (Including Single Workers), All Items, Groups, Subgroups, And Special Groups Of Items” as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor or any successor agency. In the event such index ceases to be published or produced, or is otherwise unavailable for use, Landlord and tenant shall mutually select and use such other index as both determine is reasonably comparable.

32.	AUTHORITY OF SIGNATORIES

Each person executing this Lease individually and personally represents and warrants that he is duly authorized to execute and deliver the same on behalf of the entity for which he is signing (whether it be a corporation, general or limited partnership, or otherwise), and that this Lease is binding upon said entity in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date set forth above.

“Landlord”

Mariemont Holdings, L.L.C.

By	/s/ [ILLEGIBLE]

Its	[ILLEGIBLE]

“Tenant”

Utah Community Bank

By	/s/ K. Vincent Bluth
K. Vincent Bluth

Its	President

EXHIBIT “A”

700 EAST STREET
FIRST SECURITY BANK
MAIN SANDY MALL ENTRY
SECONDARY ENTRY
PLANNED OFFICE CONDOMINIUM (NOT PART OF MALL)
PLANNED OFFICE CONDOMINIUM (NOT PART OF MALL)
BUILDING 4
BUILDING 2
9400 SOUTH STREET
SANDY MALL MASTER SITE PLAN
NORTH
INITIALS
LLD.
TNT.

KCB architecture

3033 ... drive
layton, utah 84040
(801) 563-6336
(801) 563-6336 FAX

SP

13 APRIL 1998

SANDY MALL
700 EAST AND 9400 SOUTH
SANDY, UTAH
MAREMONT CORPORATION /
SANDY DEVELOPMENT PARTNERSHIP

HOWARD DRIVE CONNECTION
SOUTH OFFICE BUILDINGS
SCALE 1" = 30'-0"

97-32

Nt10024103x6 000026

EXHIBIT “B”

Rules and Regulations

TENANT AGREES AS FOLLOWS:

1.	All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purposes by Landlord.

2.
The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Leased Premises or Shopping Center.

3.
All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Leased Premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant’s cost. Tenant shall pay the cost of removal of any of Tenant’s refuse or rubbish.

4.
No radio or television or other similar device shall be installed without first obtaining in each instance Landlord’s consent in writing. No aerial shall be erected on the roof or exterior walls of the Leased Premises or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

5.	No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord.

6.
If the Leased Premises are equipped with heating facilities separate from those in the remainder of the Shopping Center, Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

7.
The exterior areas immediately adjoining the Leased Premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstructions or merchandise in such areas. Tenant shall not be permitted to utilize any of the Common Areas of the Mall for purposes of the conduct of any sale or business without the prior written consent of the Landlord.

B-1

8.
Tenant and Tenant’s employees shall park their cars only in those parking areas designated for the purpose by Owner. Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant’s car or cars, and cars of Tenant’s employees, within five (5) days after taking possession of the Leased Premises and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then Landlord at its option shall charge Tenant Ten Dollars ($10.00) per day per car parked in any area other than those designated, as and for liquidated damage.

9.
The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant who shall, or whose employees, agents or invitees shall, have caused it.

10.	Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

11.	Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises, the Shopping Center, or within one mile of the outside property lines of the Shopping Center.

12.	Tenant shall not make noises, cause disturbances, or create odors which may be offensive to other Tenants of the Shopping Center or their officers, employees, agents, servants, customers or invitees.

“Landlord”

Mariemont Holdings, L.L.C.

By	/s/ [ILLEGIBLE]
	Its	[ILLEGIBLE]

“Tenant”

Utah Community Bank

By	/s/ K. Vincent Bluth
K. Vincent Bluth

Its	President

B-2

EXHIBIT “C”

Sign Criteria

These criteria have been established for the purpose of assuring an outstanding shopping center and for the mutual benefit of all tenants. Conformance will be strictly enforced; and any installed non-conforming or unapproved signs must be brought into conformance at the expense of the Tenant. Tenant must have a permanent illuminated sign, complying with the following:

A.	GENERAL REQUIREMENTS

1.
Tenant shall submit or cause to be submitted to Landlord for approval before fabrication one (1) copy of detailed drawings indicating the location, size, layout, design and color of the proposed signs, including all lettering and/or graphics. Said drawing shall be submitted within thirty (30) days after the signing of the Lease or prior to the opening of Tenant’s business to the public, whichever occurs first.

2.	All permits for signs and their installation shall be obtained by the Tenant or his representative.

3.	All signs shall be constructed and installed at Tenant’s expense.

4.	Tenant shall be responsible for the fulfillment of all requirements of these criteria, and shall submit samples of sign material if requested by Landlord.

B.	GENERAL SPECIFICATIONS

1.	No animated, flashing or audible signs will be permitted.

2.	All signs shall bear the UL Label, and their installation shall comply with all local building and electrical codes.

3.	No exposed raceways, crossovers or conduits will be permitted.

4.	All cabinets, conductors, transformers and other equipment shall be concealed. Visible fasteners will not be permitted.

5.	Electrical service to all signs shall be on Tenant’s meter.

6.	Painted lettering will not be permitted, except as specified under Article F-2.

C.	LOCATION OF SIGNS

1.	Signs on the exterior of the Mall buildings shall be permitted only for those tenants having exterior public entrances and as located within the sign areas designated by the Mall Developer.

2.	Tenant will be permitted to install one illuminated sign on their storefront. The maximum projection of the sign from the face of the storefront shall be six inches (6”).

D.	DESIGN REQUIREMENTS

1.
All Tenant storefront entrance/store identification designs shall be subject to the approval of the Landlord. Imaginative designs which depart from traditional methods and placement will be encouraged.

2.	Wording of signs shall not include the product sold except as part of Tenant’s trade name or insignia.

3.	Tenants shall have identification signs designed in a manner compatible with and complimentary to adjacent storefronts and to the overall design concept of the Mall.

4.
Tenants are encouraged to have signs designed as an integral part of the storefront design with letter size and location appropriately scaled and proportioned to the overall storefront design. The design of all signs, including style and placement of lettering, size, color, materials and method of illumination shall be subject to the approval of the Landlord.

5.	Signs shall be composed of individual or script lettering. Signs with background panels shall be designed in a manner compatible with the storefront. Sign boxes and cans will not be permitted.

E.	CONSTRUCTION REQUIREMENTS

1.	Exterior sign lettering, bolts, fastenings and clips shall be of porcelain enamel finish, stainless steel, aluminum, brass or bronze.

2.	All letters shall be fabricated using full-welded construction.

3.	All penetrations of the building structure required for sign installation shall be neatly sealed in a watertight manner.

4.	Tenant or Sign Contractor, at Tenant’s expense shall repair any damage to the Mall or Mall buildings caused as a result of the installation or removal of Tenant’s sign.

5.	Tenant shall be fully responsible for the operations of Tenant’s sign.

F.	MISCELLANEOUS REQUIREMENTS

1.
Tenant will be permitted to place upon each entrance of its Premises not more than One Hundred Forty Four (144) square inches of gold leaf or decal application lettering not to exceed two inches (2”) in height, indication hours of business, emergency telephone numbers, etc.

2.
If Tenant has non-customer door for receiving merchandise, it may have uniformly applied on said door in location, as directed by Landlord, in two inches (2”) high block letters, the Tenant’s name and address. Where more than one (1) Tenant used the same door, each name and address shall be applied.

3.
Tenant may install on the Mall front, if required by the U.S. Post Office, the numbers only for the street address in exact location stipulated by the Landlord. Size, type and color of numbers shall be a stipulation by Landlord.

4.	Floor signs, such as inserts into terrazzo, etc. shall be permitted within the Tenant’s lease line in their storefronts, if approved by the Landlord.

5.
Tenant shall be allowed to have a professionally constructed banner attached to their building, 3 times per year for a period not to exceed 30 days each time. Tenant must approve the wording, location and manner of installation of each banner with the Landlord. Tenant must get any necessary permits from Sandy City. Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes and supports of the show windows and doors, or upon the exterior walls of the building or storefront.

“Landlord”			“Tenant”

Mariemont Holdings, L.L.C.			Utah Community Bank

By	/s/ [ILLEGIBLE]		By	/s/ [ILLEGIBLE]
	Its	[ILLEGIBLE]		Its	President

EXHIBIT “D”

For the purposes of Section 4.1, Minimum Monthly Rent shall be as follows:

Lease Year 1:	$14.00 per square foot	$5,231.33 per month
Lease Year 2:	$14.00 per square foot	$5,231.33 per month
Lease Year 3:	$14.00 per square foot	$5,231.33 per month

Lease Year 4:	Increased by CPI	See below
Lease Year 5:	Increased by CPI	See Below

Beginning the 4th Lease year, the fixed Minimum Monthly Rental set forth above shall be subject to being increased in accordance with changes in the Consumer Price Index (referred to herein as the “Price Index” and defined in Section 31.12). In no event shall any adjustment of the Minimum Monthly Rent during the initial term be greater than five percent (5%) of the then Minimum Monthly Rent then applicable.

Exhibit “E”

Provided that: (1) Tenant is not in default hereunder at the time for exercise of the option to renew granted hereunder; (2) that the financial condition of Tenant and all Guarantors is the same or better than that currently existing; (3) that the Guarantors agree to continue to guarantee the obligations of Tenant upon the same terms as the existing Guarantee; and (4) that Tenant has not been late on the payment of rent more than 6 times during the initial term of this lease; then Tenant shall have the right to renew this lease for three (3) periods of five (5) years each, at the then rental market rate of the premises. Tenant shall exercise its option to extend by written notice to Landlord in the manner provided in Paragraph 31.4, given at least 120 days preceding the end of the current lease term.

EXHIBIT “F”

Landlord agrees to perform the following work on the premises at its sole cost and expense:

1. Interior walls shall be ready for tenants wall covering or painting.

2. Repairs to ceilings and ceiling tiles shall be completed.

3. All existing electrical and plumbing shall be in good working order.

4. All existing heating and air-conditioning shall be in good working order.

5. After landlord has completed the above interior work, landlord will vacuum carpets, clean restrooms and generally leave space in order for tenant to begin their work.

6. Exterior of building will be repaired and painted and/or refinished as landlord sees necessary.

7. The canopy over the drive-up areas will be repaired and repainted.

8. Any drainage issues from the roof area will be corrected.

9. The yellow and black lane guards will be removed from the drive-up area.

10. The curb on the northeast corner of the drive up will be repaired.

11. Existing landscaping will be reviewed and replaced or trimmed if necessary. This will be completed when season allows for best results.

12. Install new roof on building.

13. Landlord will remove the existing signs that are attached to the building.

Other than the above work by Landlord, Tenant shall pay for all other improvements.

Exhibit “G”

Except for the Landlord’s work specified in Exhibit “F,” Tenant accepts the Premises “as is.” Tenant acknowledges that there are certain fixtures presently located on the Premises, including safe deposit boxes, vault doors, and teller stations, and that such fixtures will remain property of the Landlord.

Tenant has advised Landlord that it may wish to install a drive-up teller window apparatus. Landlord consents to such alterations to the Premises, provided, however, that prior to installation of such apparatus, Tenant will submit a construction description or plan for Landlord’s approval, which shall not be unreasonably withheld. Landlord agrees that the equipment associated therewith shall constitute trade fixtures that may be removed by Tenant upon termination of this Lease, provided that Tenant shall patch and repair any holes in concrete, payment, walls or ceilings caused by such removal.